Proxymed, Inc.
July 1, 1998
Page 1


                                    Exhibit 5

               MITRANI, RYNOR, ADAMSKY, MACAULAY & ZORRILLA, P.A.
                       2200 SunTrust International Center
                           One Southeast Third Avenue
                              Miami, Florida 33131

                                                        Telephone (305) 358-0050
                                                       Telecopier (305) 358-0550

                                  July 1, 1998


ProxyMed, Inc.
2501 Davie Road
Suite 230
Ft. Lauderdale, Florida  33317

               RE:  PROXYMED, INC. FORM S-3 REGISTRATION STATEMENT

Gentlemen:

         We have acted as counsel to ProxyMed, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 3,708,394 shares of the Company's common stock, par value $.001 per share, 3,513,416 of which are issued and outstanding (the "Shares") and 194,978 of which have been reserved for issuance by the Company to certain of the Selling Shareholders named therein upon the exercise of certain outstanding warrants (the "Warrant Shares").

         We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

         Based on the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares have been duly and validly authorized, and when the warrants with

Proxymed, Inc.
July 1, 1998
Page 2


respect thereto are duly exercised and such Warrant Shares are issued against payment therefor in accordance with the terms of such warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.


                                                   Sincerely,



                                                   /s/ MITRANI, RYNOR, ADAMSKY,
                                                       MACAULAY & ZORRILLA, P.A.